Exhibit 99.1

CONTINUATION SHEET

1.	Name:	Samuel J. Heyman (sole genenal partner of HIA and Heyman Holdings)
	Address:	667 Madison Avenue
12th Floor
New York, New York 10021

2.	Name:	Building Materials Corporation of America
	Address:	1361 Alps Road
Wayne, New Jersey 07470

3.	Name:	BMCA Holdings Corporation (controls BMCA)
	Address:	300 Delaware Avenue
Suite 303
Wilmington, Delaware 19801

4.	Name:	G-I Holdings Inc. (controls BHC)
	Address:	1361 Alps Road
Wayne, New Jersey 07470

5.	Name:	G Holdings Inc. (controls G-I Holdings)
	Address:	1361 Alps Road
Wayne, New Jersey 07470

6.	Name:	Heyman Holdings Associates Limited Partnership (controls G Holdings)
	Address:	333 Post Road West
Westport, Connecticut 06880

Designated Filer:	Heyman Investment Associates Limited Partnership (“HIA”)
Issuer & Ticker Symbol:	ElkCorp (ELK)
Date of Event Requiring Statement:	November 1, 2006

Note (1):

The shares of ElkCorp common stock (the “Shares”) are owned directly by Heyman Investment Associates Limited Partnership, a Connecticut limited partnership (“HIA”), which is controlled by its sole general partner, Samuel J. Heyman.

By virtue of a letter dated as of August 28, 2006 from Mr. Heyman, general partner of HIA, to Mr. Robert Tafaro, Chief Executive Officer and President of Building Materials Corporation of America, a Delaware corporation (“BMCA”), BMCA may be deemed to own beneficially (for purposes of Rule 13d-3 and by reason of the provisions of Rule 16a-1 under the Securities Exchange Act of 1934, as amended) the Shares. BMCA is a wholly owned subsidiary of BMCA Holdings Corporation, a Delaware corporation (“BHC”), which is a wholly owned subsidiary of G-I Holdings Inc., a Delaware corporation (“G-I Holdings”), which is a wholly owned subsidiary of G Holdings Inc., a Delaware corporation (“G Holdings”), which is controlled by Heyman Holdings Associates Limited Partnership, a Connecticut limited partnership (“Heyman Holdings”), which is controlled by Mr. Heyman as its general partner. By virtue of the foregoing, each of BMCA, BHC, G-I Holdings, G Holdings, Heyman Holdings and Mr. Heyman may be deemed to have indirect beneficial ownership of the Shares.

SAMUEL J. HEYMAN

/s/ Samuel J. Heyman			November 10, 2006
Date

BUILDING MATERIALS CORPORATION OF AMERICA

By:	/s/ John F. Rebele		November 10, 2006
	Name:	John F. Rebele	Date
	Title:	Senior Vice President
and Chief Financial Officer

HEYMAN HOLDINGS ASSOCIATES LIMITED PARTNERSHIP

By:	/s/ Samuel J. Heyman		November 10, 2006
	Name:	Samuel J. Heyman	Date
	Title:	General Partner

BMCA HOLDINGS CORPORATION

By:	/s/ Roger F. Assad		November 10, 2006
	Name:	Roger F. Assad	Date
	Title:	Vice President, Law
and Secretary

G-I HOLDINGS INC.

By:	/s/ Samuel J. Heyman		November 10, 2006
	Name:	Samuel J. Heyman	Date
	Title:	Chief Executive Officer
and President

G HOLDINGS INC.

By:	/s/ Samuel J. Heyman		November 10, 2006
	Name:	Samuel J. Heyman	Date
	Title:	Chief Executive Officer
and President